Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Globalstar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-2116508
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1351 Holiday Square Blvd.
Covington, Louisiana 70433
(Address of principal executive offices) (Zip code)

Globalstar, Inc.
Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

Rebecca S. Clary
Chief Financial Officer
Globalstar, Inc.
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

______________________________________________________________________________________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note: This registration statement on Form S-8 registers an additional 4,989,078 shares of the Common Stock of Globalstar, Inc. which may be issued pursuant to the Globalstar, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”). The previous registrations on Form S-8 (File No. 333-176281 and 333-232178) registered 7,000,000 and 8,010,922, respectively, shares of Common Stock under the Plan. The contents of those registration statements are incorporated herein by reference except to the extent an Item is restated below.

Item 8. Exhibits.

5.1	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, as of March 2, 2022.

GLOBALSTAR, INC.

By: /s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

The officers and directors of Globalstar, Inc. whose signatures appear below, hereby constitute and appoint James Monroe III and Rebecca S. Clary, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S‑8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of March 2, 2022.

Signature	Title

/s/ David B. Kagan	Chief Executive Officer
David B. Kagan	(Principal Executive Officer)

/s/ Rebecca S. Clary	Chief Financial Officer
Rebecca S. Clary	(Principal Financial and Accounting Officer)

/s/ James Monroe III
James Monroe III	Director

/s/ William A. Hasler
William A. Hasler	Director

/s/ James F. Lynch
James F. Lynch	Director

/s/ Michael J. Lovett
Michael J. Lovett	Director

/s/ Keith O. Cowan
Keith O. Cowan	Director

/s/ Benjamin G. Wolff
Benjamin G. Wolff	Director

/s/ Timothy E. Taylor
Timothy E. Taylor	Director